UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________
FORM 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 30, 2018
Date of Report
(Date of earliest event reported)
 _________________________
AMAZON.COM, INC.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	000-22513	91-1646860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
410 Terry Avenue North, Seattle, Washington 98109-5210
(Address of principal executive offices, including Zip Code)
(206) 266-1000
(Registrant’s telephone number, including area code)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.	3

SIGNATURES	4

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
On May 30, 2018, Amazon.com, Inc. held its Annual Meeting of Shareholders.
The following nominees were elected as directors, each to hold office until the next Annual Meeting of Shareholders or until his or her successor is elected and qualified, by the vote set forth below:

Nominee	For	Against	Abstain	Broker Non-Votes
Jeffrey P. Bezos	347,180,316	4,493,095	1,528,668	77,060,068
Tom A. Alberg	343,493,650	9,318,106	390,323	77,060,068
Jamie S. Gorelick	344,359,705	6,363,827	2,478,547	77,060,068
Daniel P. Huttenlocher	351,513,124	1,304,268	384,687	77,060,068
Judith A. McGrath	351,725,496	1,231,947	244,636	77,060,068
Jonathan J. Rubinstein	351,351,559	1,564,902	285,618	77,060,068
Thomas O. Ryder	324,785,162	28,017,164	399,753	77,060,068
Patricia Q. Stonesifer	345,024,273	7,929,536	248,270	77,060,068
Wendell P. Weeks	326,523,226	26,390,312	288,541	77,060,068
The appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2018 was ratified by the vote set forth below:

For	Against	Abstain	Broker Non-Votes
424,159,641	5,604,267	498,239	—
The compensation of our named executive officers as disclosed in the proxy statement was approved in an advisory vote, as set forth below:

For	Against	Abstain	Broker Non-Votes
346,150,436	6,575,121	476,522	77,060,068
A shareholder proposal regarding a policy to require an independent board chair was not approved, as set forth below:

For	Against	Abstain	Broker Non-Votes
91,123,831	261,528,355	549,893	77,060,068
A shareholder proposal regarding vote-counting practices for shareholder proposals was not approved, as set forth below:

For	Against	Abstain	Broker Non-Votes
27,386,714	324,987,412	827,953	77,060,068

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAZON.COM, INC. (REGISTRANT)

By:	/s/ David A. Zapolsky
David A. Zapolsky
Senior Vice President

Dated: June 1, 2018

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